EMPLOYMENT AGREEMENT



    THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective May 1, 2004 by and between Spartech Corporation, a Delaware corporation ("Employer"), and Steven J Ploeger ("Employee").

    WHEREAS, Employer desires to employ Employee, and Employee is willing to accept such employment on the terms hereinafter set forth,

    NOW, THEREFORE, the parties agree as follows:

    1. Employment. Employer hereby agrees to employ Employee, and Employee agrees to accept such employment, on the terms and conditions hereinafter set forth. This Agreement supersedes in its entirety the Employment Agreement dated January 1, 2003 between Employee and Spartech Plastics, Inc., and Employee's employment under this Agreement shall be deemed to be a continuation of his employment with Spartech.

    2. Term. The term of this Agreement shall commence May 1, 2004 and, unless earlier terminated as provided herein, shall expire April 30, 2007. However, should Employer and Employee continue Employee's employment thereafter, Employee will thereupon become an at-will employee with no fixed term of employment upon the terms stated in the following Sections of this Agreement, to the extent their terms permit, unless and until Employer and Employee either enter into a new written employment agreement or agree otherwise in writing.

    3. Duties. Employer employs Employee to act in an executive capacity, with the initial title of Executive Vice President - Custom Sheet and Rollstock, on behalf of Employer and Employer's subsidiaries (Employer and its subsidiaries being herein referred to collectively as "Spartech"), on all aspects of Spartech's business, as and when requested, and at such times and places as Employer shall reasonably request, subject always to the control and direction of Employer's Chief Executive Officer. Employee also agrees to serve as an officer and/or director of any Spartech-affiliated entity. During the term of this Agreement, Employee (a) will serve Employer faithfully, diligently and to the best of his ability, and (b) will devote his best efforts and his entire working time, attention and skill to the performance of his duties hereunder and to promoting and furthering the interests of Spartech. While he is so employed, Employee will not, without the prior written consent of Employer, render any services to any business concern other than Spartech; provided, however, that nothing herein shall prevent Employee from (i) engaging in additional activities in connection with personal investments which do not interfere or conflict with his duties hereunder, or (ii) making any investment in any publicly traded company so long as such investment does not exceed one percent of the outstanding securities of any class.

    4.  Compensation.

    (a) Subject to periodic review for cost of living and/or merit and other increases, Employer agrees to pay Employee a base salary of $275,000 annually.

    (b) Employee shall be eligible for an annual discretionary bonus based upon his performance, the overall results of the Employer's operations, and the results of the operations of Employer's Custom Sheet & Rollstock business group, to be determined and paid in accordance with the terms and conditions of Employer's executive bonus program as in effect from time to time. Any such bonus shall be subject to approval by Employer's Chief Executive Officer and/or the Compensation Committee of Employer's Board of Directors.

    (c) Employee may also participate in all stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established and hereafter instituted by Employer which are generally available to other employees of comparable position and responsibility. For the term of this Agreement, Employer shall maintain term life insurance for Employee's designated beneficiaries in the amount of at least $250,000.

    (d) Employer shall advance or reimburse to Employee the expenses reasonably incurred by Employee in the discharge of Employee's duties hereunder, consistent with the necessities of the operation of the business and Employer's expense reimbursement policies.

    (e) Employee shall be entitled to indemnification under Employer's Certificate of Incorporation, Bylaws and insurance policies and other contracts to the same extent as the other executive officers of Employer. The parties acknowledge having entered into an Indemnification Agreement in the current standard form for Employer's executive officers, effective May 1, 2004.

    5.  Transition and Non-Disclosure Covenants.

    (a) Employee acknowledges that as a result of his employment by Employer he has acquired, and in the future will use and acquire, knowledge and information utilized by Spartech in its business which may not be generally available to the public or to other persons in the plastics business ("Confidential Information"), including, without limitation, Spartech's systems, procedures, formulas, processes, confidential reports, business plans, customer lists, pricing and margin information, production or processing information or instructions, data applicable to methods of manufacture, types, suppliers and costs of raw materials, and all other information of a confidential or secret nature applicable to Spartech, its customers and the manner of conducting its business. As a material inducement to Employer to enter into this Agreement and to pay Employee the compensation set forth herein, Employee agrees that he will not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by Spartech to receive Confidential Information and except for information which becomes publicly available through no fault of Employee.

    (b) Employee shall, upon termination of his employment hereunder and as a prior condition to receiving final wages, return to Employer all property of Spartech and all other tangible embodiments of Confidential Information, including, without limitation, books, records and notes, duplicate invoices, correspondence, schedules and calendars, formulas, code books, price lists, samples, manuals, equipment, files, software and storage media. As a prior condition to his receiving final wages, Employee, if requested, shall also execute an affidavit to the effect that he has complied with the provisions of this paragraph 5(b).

    (c) Employee acknowledges that he is being employed in a position of authority and responsibility; that as part of the normal and necessary scope of such authority and responsibility Spartech will impart to Employee, or Employee will otherwise acquire, knowledge specifically applicable to Spartech's business which may be known uniquely to Employee or which may be difficult to compile from other employees in a timely manner; and that Spartech's willingness to employ Employee is expressly conditioned on Employee's agreement to assist Spartech with any necessary post-termination transition of such specialized knowledge. By way of example and without limitation, such knowledge may include passwords or access codes, work procedures, hardware and software operating information, customer or supplier contact information, the status of pending matters, and actions required to be taken by Spartech within a short time after termination. Employee therefore agrees that upon termination of Employee's employment, whether by Employee or Employer and for whatever reason, Employee will, without additional consideration, and if, as and when reasonably and specifically requested by Spartech, impart such knowledge to such person or persons as may be designated by Spartech; provided that to the extent practicable, Employee may impart such knowledge orally rather than in writing and at times and in a manner that will not interfere with any subsequent employment; and Spartech will reimburse Employee for any actual and reasonable expenses incurred by Employee in imparting such knowledge.

    (d) If and as reasonably requested by Spartech, Employee will make himself available after both during and after the termination of his employment for interviews, depositions and/or testimony relating to, and will otherwise cooperate with and assist Spartech in the resolution and/or defense of, any claims arising out of the business of Spartech or out of Employee's acts or omissions while employed by Spartech, provided that Spartech will reimburse Employee for his actual and reasonable expenses, and any lost wages, incurred as a result of such cooperation and assistance.

    (e) In consideration of the salary and other benefits to be paid to Employee under this Agreement, Employee expressly agrees that the covenants in Sections 5, 6, 7 and 8 shall remain in effect not only during Employee's entire term of employment under this Agreement but also thereafter according to their terms, notwithstanding the expiration of the term stated in Section 2, unless and until Employer and Employee either (i) enter into a new written employment agreement without such covenants, or (ii) agree in writing to terminate such covenants, or
(iii) otherwise expressly agree in writing.

    6.  Non-Competition and Non-Solicitation Covenants.

    (a) During his employment by Employer, and thereafter for the period described in paragraph 6(c), Employee will not, directly or indirectly, except as a passive investor in publicly held companies in which he has less than a one percent interest, engage in, own or control any interest in or act as director, officer or employee of, or consultant to, any firm or corporation, directly or indirectly engaged, as these terms may be reasonably construed, in a business substantially similar to that operated by Employer or Spartech on the date of termination, in the territories where Employer or Spartech manufacture or distribute their products.

    (b) During his employment by Employer, and thereafter for the period described in paragraph 6(c), Employee will not, directly or indirectly, induce or attempt to induce any employee of Employer or Spartech to leave the employment of Employer or Spartech, or employ or attempt to employ any of such employees within 90 days after any termination of their employment with Employer or Spartech.

    (c) If Employee's employment is terminated for Cause or because of Employee's resignation or disability, then the restrictions described in paragraphs 6(a) and 6(b) will continue for a period of one year after the effective termination date. If Employee's employment is terminated for any reason other than Cause or Employee's resignation or disability, then the restrictions described in paragraphs 6(a) and 6(b) will continue for the period, if any, during which Employer continues to pay Employee his final base salary pursuant to paragraph 10(a), whether more or less than one year, provided that if at the time of such termination the remaining term of this Agreement is less than one year, Employer may, at its sole option, extend such restrictions for a total period of up to one year after the termination of Employee's employment by continuing to pay Employee his final base salary during the extended period plus a bonus equal to a pro rata portion of the average bonus paid to him over the previous two years based on the number of days by which the extended period exceeds the remaining term of this Agreement, paid at the same times as Spartech's normal bonus payments for continuing employees.

    7. Inventions. Employee acknowledges that all inventions, production processes, techniques, programs, patents, discoveries, formulas and improvements invented, discovered or learned by Employee during employment hereunder, and relating to Spartech's business, will be disclosed to Employer and will be the sole property of Employer, and Employee will assign all rights to such inventions and other intellectual property to Spartech upon Employer's request without further consideration. The restraints on Employee, as set forth in this
Section 7, however, shall not apply to those inventions for which no equipment, supplies, facility or trade secret information of Spartech was used and which was developed entirely on Employee's own time and which does not relate to Spartech's business or to Spartech's actual or demonstrably anticipated research or development, or which did not result from any work performed by Employee for Spartech.

    8. Remedies. By reason of the fact that irreparable harm would be sustained by Employer if there is any breach by Employee of the provisions of Sections 5, 6 and 7 hereof, it is agreed that, in addition to any other rights which Employer may have under this Agreement or at law or in equity, Employer shall be entitled to apply to any court of competent jurisdiction for, and obtain, injunctive relief against Employee or against any third party, in order to prevent any breach or threatened breach of such provisions.

    9. Death During Employment. If Employee should die during the term of this Agreement, Employer's only obligation shall be to pay Employee's spouse, or his estate if he has no spouse, his base salary to the date of his death, plus any accrued and unpaid bonus for the previous year, plus a bonus for the current year equal to a pro rata portion of the average bonus paid to him over the previous two years, based on the number of days in the current year to and including the Employee's death, plus any vacation and fringe benefits accrued to the date of death in accordance with Employer's vacation and fringe benefit policies.

    10. Termination. Notwithstanding anything herein to the contrary, Employer shall have the right to terminate Employee's employment as follows:

    (a) Employer may terminate Employee's employment without Cause upon written notice to Employee. In the event of such termination, Employer shall have no obligation to pay Employee any further compensation except to pay Employee's final base salary for the remaining term of this Agreement, paid when such salary would have been payable if Employee had remained employed, plus any accrued and unpaid bonus for the previous year, plus a bonus equal to the average bonus paid to him over the previous two years, paid at the same times as Spartech's normal bonus payments for continuing employees, plus any vacation and fringe benefits accrued to the effective date of termination in accordance with Employer's vacation and fringe benefit policies.

    (b) Employer may terminate Employee's employment at any time for Cause. "Cause" as used herein means any of the following:

    (i) Conviction of a misdemeanor involving physical harm, moral turpitude, fraud or misappropriation, or conviction of any felony; or

    (ii) Dishonesty or theft materially adversely affecting Employer's or Spartech's assets, business reputation or standing in the community; or

    (iii) Drunkenness or drug abuse in violation of Employer's or Spartech's policies or affecting Employee's performance of Employee's usual and customary employment or materially adversely affecting Employer's or Spartech's assets, business reputation or standing in the community; or

    (iv) The failure of Employee, within ten days after receipt of written notice thereof from Employer's or Spartech's Chief Executive Officer, to correct, cease or otherwise alter any failure to use best efforts to comply with Employer's or Spartech's lawful policies or reasonable instructions concerning Employee's employment; or

    (v) Any violation of Company policy or any other act or circumstance constituting "cause" at common law if the violation, act or circumstance is determined by Employer's or Spartech's Chief Executive Officer or Board of Directors to have a substantial likelihood of materially adversely affecting Employer's or Spartech's assets or business, or, if it is or were to become publicly known, Employer's or Spartech's business reputation or standing in the community.

In the event of termination for Cause, Employer shall have no obligation to pay Employee any further compensation except to pay Employee's base salary accrued to the effective date of termination, plus any accrued and unpaid bonus for the previous year, and to pay any vacation and fringe benefits accrued to the effective date of termination in accordance with Employer's vacation and fringe benefit policies.

    (c) Employer may terminate Employee's employment by reason of disability upon written notice to Employee if the Employee, because of physical or mental incapacity, illness or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days, or for such lesser period as constitutes the waiting period for benefits under any disability insurance policy maintained for Employee. In the event of termination by reason of disability, Employer shall have no obligation to pay Employee any further compensation except to pay Employee's base salary for the waiting period under any long-term disability insurance policy under which Employee is insured, or if there is no such policy then for a period of 90 days after the effective date of termination, to pay any accrued and unpaid bonus for the previous year, plus a bonus for the current year equal to a pro rata portion of the average bonus paid to him over the previous two years, based on the number of days in the current year to and including the effective date of termination, and to pay any vacation and fringe benefits accrued to the effective date of termination in accordance with Employer's vacation and fringe benefit policies.

    11. Severability. If any part of this Agreement is found to be void or unenforceable for any reason, the remainder of this Agreement shall be severable and may be enforced according to its terms.

    12. Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and administrators, and upon Employer and its successors; but this Agreement may not be assigned by either party except (i) by operation of law upon a merger or consolidation of Employer into or with another corporation, or (ii) by Employer in connection with a sale of its business or any part thereof. Employee hereby expressly consents to any such assignment and agrees to render his services hereunder to any such assignee.

    13. Headings. The headings have been inserted in this Agreement for convenience only and shall not affect the interpretation hereof.

    14. Entire Agreement. This Agreement contains the entire understanding of the parties and may not be amended or changed except by an agreement in writing signed by the parties.

    15. Notices. Any notices required or permitted hereunder shall be addressed to Employer at its principal office and to Employee at his address as it appears in the records of the Employer, or at such other address as either party may have furnished to the other for such purpose in writing.

    16. Applicable Law. This Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        Employer:   SPARTECH CORPORATION


                                By: s/BRADLEY B. BUECHLER
                                    Bradley B. Buechler
                                    Chairman of the Board, President
                                        and Chief Executive Officer



                        Employee:   s/STEVEN J. PLOEGER
                                    Steven J. Ploeger